Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              The Right Start, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

California                                                           95-3971414
(State or Other Jurisdiction              I.R.S. Employer Identification Number)
   Incorporation or Organization)


                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
               (Address of Principal Executive Offices) (Zip Code)

                     1995 NON-EMPLOYEE DIRECTORS OPTION PLAN
                            (Full title of the Plan)
                           ---------------------------

                               Mr. Jerry R. Welch
                      President and Chief Executive Officer
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
                     (Name and Address of Agent For Service)

                                 (818) 707-7100
           Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:
                            Kenneth J. Baronsky, Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                      601 South Figueroa Street, 30th Floor
                          Los Angeles, California 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                              Proposed         Proposed
   Title of    Amount to be   maximum          maximum            Amount of
Securities to   registered    Offering         aggregate         registration
be Registered      (1)        price per        offering             fee (2)
                              share (2)        price (2)
===============================================================================

Common Stock,     50,000        $8.25         $412,500.00            $115
 no par value
===============================================================================

     (1)There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1995 Non-Employee Directors Option Plan of the Registrant described herein. Reflects a one-for-two reverse stock split of the Common Stock which was effective as of December 15, 1998.

     (2)Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on April 29, 1999.

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 62,500(1) shares of Common Stock of the Registrant (File No. 333-21747) that was filed with the Commission on February 13, 1997. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.



    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     (as updated through the date of this Registration
                        Statement)

     Each of the items required in Part II of the Registration Statement remains correct as of the date of the filing of this Registration Statement on Form S-8.
----------

     (1) Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

                        SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 3rd day of May, 1999.


                            THE RIGHT START, INC.



                            By: /s/ Jerry R. Welch
                                ----------------------
                                Name:  Jerry R. Welch
                                Title: Chief Executive
                                     Officer


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature               Title                                  Date
       ---------               -----                                  ----

/s/ Jerry R. Welch        Chairman of the Board, President          May 3, 1999
---------------------       and Chief Executive Officer
Jerry R. Welch

/s/ Richard A. Kayne          Director                              May 3, 1999
---------------------
Richard A. Kayne

                              Director                          _________, 1999
---------------------
Andrew D. Feshbach

                              Director                          _________, 1999
---------------------
Robert R. Hollman

/s/ Fred Kayne                Director                              May 3, 1999
---------------------
Fred Kayne

/s/ Howard M. Zelikow         Director                              May 3, 1999
---------------------
Howard M. Zelikow

/s/ Gina M. Engelhard     Chief Financial Officer (principal        May 3, 1999
---------------------     financial and accounting officer)
Gina M. Engelhard

                       EXHIBIT INDEX



Exhibit                 Description
Number
     5        Opinion of Milbank, Tweed, Hadley & McCloy LLP.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent  of  Milbank,  Tweed,  Hadley & McCloy  LLP  (included  in
              Exhibit 5).